MODIFICATION AGREEMENT TO
                                PROMISSORY NOTES

This MODIFICATION AGREEMENT is made as of December 1st, 2004 between Infinite Group, Inc., a Delaware corporation with offices at 595 Blossom Road, Suite 309, Rochester, NY 14610 ("Borrower") and Allan Robbins, an individual residing at 1575 Bayshore Boulevard, Rochester, NY 14622 (the "Lender").

WHEREAS, THE Lender is the holder of eight (8) Convertible Promissory Notes issued by the Borrower to the Lender, as described in more detail in the attached Schedule A (collectively, the Notes); and

WHEREAS, the parties desire to modify the terms and conditions of the Promissory Notes as follows:

NOW, THEREFORE, the parties agree as follows:

      1) The Notes and each of them are modified to provide that the time at which the entire principal balance and accrued interest shall be due and payable is January 1, 2007.

      2) The Notes and each of them are modified to provide that the holder shall have the right in his sole discretion upon written notice to the Borrower at any time after September 1, 2005 to convert all or part of the principal amount of the Notes, together with accrued and unpaid interest, for common stock of the Borrower at the conversion rate of $.05 per share, as adjusted to reflect stock splits, distributions, recapitalizations, etc.

      3) Except as modified by this Agreement, all of the terms, covenants and conditions of the Notes shall remain the same.

In witness whereof, Borrower and The Lender have executed this Agreement under the day and year first written above.

INFINITE GROUP, INC.


-----------------------------------------
By: Michael S. Smith, President

---------------------------------
Allan Robbins


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             CONVERTIBLE PROMISSORY NOTES OF INFINITE GROUP, INC.

                            IN FAVOR OF ALLAN ROBBINS

Holder                      Principal Amt                       Date

Allan Robbins                  $  25,000                       2/25/03
Allan Robbins                  $  15,000                       4/15/03
Allan Robbins                  $  60,000                       4/25/03
Allan Robbins                  $  40,000                       5/22/03
Allan Robbins                  $  60,000                        7/2/03
Allan Robbins                  $  40,000                       12/4/03
Allan Robbins                  $    4,000                       1/2/04
Allan Robbins                  $  70,000                       2/26/04